EXHIBIT 99.1

SENOMYX ANNOUNCES AGREEMENT FOR THREE-YEAR EXTENSION OF

COLLABORATION WITH CAMPBELL SOUP COMPANY

LA JOLLA, CA – February 28, 2006 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today an agreement for a three-year extension of the collaborative research phase under its initial collaborative research and license agreement with Campbell Soup Company, a global manufacturer and marketer of high quality soup and simple meals. During the collaborative research period, Senomyx will continue to work with Campbell on the discovery and commercialization of new ingredients that improve the taste of wet soups and savory beverages. Under the agreement, Campbell will provide research funding over the three-year period, and, upon successful outcome of the research, additional payments for milestones and for royalties based on net sales of products using the new ingredients.

 “We are extremely pleased to extend our collaboration with Campbell, our long-standing partner and a leading global provider of soup, vegetable-based beverages, and other premium quality foods,” said Kent Snyder, President and Chief Executive Officer of Senomyx.

Senomyx has seven collaborative agreements with five of the world’s foremost packaged food and beverage companies. “Campbell is the third Senomyx partner that has extended its agreement with the Company during the past year. Senomyx will be provided with research funding from one or more of our collaborations through October 2009,” Snyder noted.

“We believe that the extensions of our existing agreements and the two new collaborations that we entered into during 2005 provide further validation of our technology and commercial potential,” Snyder stated. “Our goal is to continue to leverage our discovery and development capabilities by establishing additional collaborations with market leading companies seeking to create a competitive advantage for their products.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with five of the world’s leading packaged food and beverage companies: Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under, and the term of our collaboration with Campbell, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved. Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties in meeting research milestones; difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether Campbell will terminate our collaboration early; whether we will be able to further extend or expand our collaboration with Campbell or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended September 30, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Executive Director, Investor Relations & Corporate Communications

858-646-8369

gwen.rosenberg@senomyx.com

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